UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

310 N. Westlake Blvd
Suite 206
Westlake Village, CA 91362
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

100 South Ashley Drive
Suite 600
Tampa, FL 33602
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2018, Kathleen Clarence-Smith, MD, PhD resigned from the Board. Dr. Clarence-Smith also resigned from her position as President of the Neurology Division at GT Biopharma. This resignation was also effective as of October 9, 2018. Neither resignation involved any disagreement with the Company.

Employment and Consulting Contracts

The Company has entered into a Consulting Agreement with Dr. Clarence-Smith for the 12-month period ending October 8, 2019.

ITEM 9.01 Exhibits.

10.1
Separation Agreement, effective as of October 9, 2018 between the Company and Dr. Clarence-Smith

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: October 12, 2018	By:	/s/ Raymond W. Urbanski
Raymond W. Urbanski
Chairman and Chief Executive Officer